Exhibit 99.1

2018 – Q1

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended March 31, 2018

Overview: Section I

Summary Description.... 1
Equity Research Coverage.... 2
Selected Financial Summary Data.... 3
Selected Portfolio Data.... 4

Financial Statements: Section II

Consolidated Balance Sheets.... 5
Consolidated Statements of Operations.... 6
Funds from Operations.... 7
Diluted Share and Unit Computations.... 8
Adjusted Funds from Operations.... 9
EBITDAre and Adjusted EBITDA.... 10

Portfolio Information: Section III

Office and Data Center Shell Properties by Segment.... 11
NOI from Real Estate Operations and Occupancy by Property Grouping.... 12
Consolidated Real Estate Revenues and NOI by Segment.... 13
Cash NOI by Segment.... 14
Same Properties Average Occupancy Rates by Segment.... 15
Same Properties Period End Occupancy Rates by Segment.... 15
Same Properties Real Estate Revenues and NOI by Segment.... 16
Same Properties Cash NOI by Segment.... 17
Leasing – Office and Data Center Shell Portfolio.... 18
Lease Expiration Analysis.... 19-20
2018 Core Portfolio Quarterly Lease Expiration Analysis.... 21
Top 20 Tenants.... 22

Investing Activity: Section IV

Summary of Construction Projects.... 23
Summary of Redevelopment Projects.... 24
Summary of Pre-leased Pre-construction Project.... 24
Construction and Redevelopment Placed in Service.... 25
Summary of Land Owned/Controlled.... 26

Capitalization: Section V

Capitalization Overview.... 27
Summary of Outstanding Debt.... 28-29
Debt Analysis.... 30
Consolidated Real Estate Joint Ventures.... 31
Unconsolidated Real Estate Joint Venture.... 32

Reconciliations & Definitions: Section VI

Supplementary Reconciliations of Non-GAAP Measures.... 33-35
Definitions.... 36-41

Earnings Release: i-ix

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of March 31, 2018, we derived 88% of our core portfolio annualized revenue from Defense/IT Locations and 12% from our Regional Office Properties. As of March 31, 2018, our core portfolio of 157 office and data center shell properties, including six owned through an unconsolidated joint venture, encompassed 17.5 million square feet and was 91.9% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Positive; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data (1)
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/18		12/31/17		9/30/17		6/30/17		3/31/17
Net income	6	$18,780		$11,008		$22,334		$18,859		$22,740
NOI from real estate operations	13	$78,526		$81,439		$82,065		$80,867		$79,450
Same Properties NOI	16	$70,241		$72,488		$71,958		$72,339		$71,999
Same Properties Cash NOI	17	$69,376		$72,164		$72,068		$71,462		$70,466
Adjusted EBITDA	10	$73,707		$76,862		$77,241		$75,499		$73,789
Diluted AFFO avail. to common share and unit holders	9	$38,218		$31,920		$41,359		$43,687		$38,347
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275

Per share - diluted:
EPS	8	$0.17		$0.10		$0.21		$0.08		$0.18
FFO - NAREIT	8	$0.49		$0.47		$0.54		$0.42		$0.51
FFO - as adjusted for comparability	8	$0.50		$0.53		$0.53		$0.49		$0.47

Numerators for diluted per share amounts:
Diluted EPS	6	$17,033		$9,509		$20,484		$7,523		$17,714
Diluted FFO available to common share and unit holders	7	$51,537		$48,824		$55,871		$42,671		$51,804
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$51,738		$54,065		$54,662		$50,562		$48,067

Payout ratios:
Diluted FFO	N/A	56.0%		58.7%		50.4%		66.0%		54.3%
Diluted FFO - as adjusted for comparability	N/A	55.8%		53.0%		51.5%		55.7%		58.6%
Diluted AFFO	N/A	75.5%		89.7%		68.1%		64.5%		73.4%

CAPITALIZATION
Total Market Capitalization	27	$4,598,028		$4,903,623		$5,272,960		$5,524,727		$5,503,036
Total Equity Market Capitalization	27	$2,729,913		$3,061,456		$3,385,759		$3,612,511		$3,583,815
Gross debt	28	$1,898,115		$1,872,167		$1,917,201		$1,942,216		$1,949,221
Net debt to adjusted book	30	41.2%		40.8%		41.7%		42.3%		38.0%
Net debt plus preferred equity to adjusted book	30	41.3%		41.0%		41.9%		42.5%		42.0%
Adjusted EBITDA fixed charge coverage ratio	30	3.5	x	3.7	x	3.6	x	3.2	x	3.0	x
Net debt to in-place adjusted EBITDA ratio	30	6.4	x	6.1	x	6.2	x	6.4	x	5.9	x
Net debt plus pref. equity to in-place adj. EBITDA ratio	30	6.4	x	6.1	x	6.2	x	6.4	x	6.5	x

OTHER
Revenue from early termination of leases	N/A	$1,246		$634		$749		$467		$612
Capitalized interest costs	N/A	$1,374		$1,032		$1,055		$1,611		$1,531

(1)
Many of the prior period amounts reported above changed in the current period due to our adoption of guidance using the full retrospective method that changed our accounting for a partial sale transaction in 2016; this resulted in additional income being retrospectively recognized in 2016 that was being amortized into income in subsequent periods under the previous guidance.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	3/31/2018 (2)	12/31/17	9/30/17	6/30/17	3/31/17
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	159	159	159	165	164
Consolidated Portfolio	153	153	153	159	158
Core Portfolio	157	156	153	153	152
Same Properties	148	148	148	148	148

% Occupied
Total Portfolio	91.0%	93.6%	93.4%	93.0%	92.4%
Consolidated Portfolio	90.5%	93.2%	93.0%	92.6%	92.0%
Core Portfolio (2)	91.1%	94.5%	94.3%	93.8%	93.3%
Same Properties	91.0%	92.1%	91.8%	91.6%	91.4%

% Leased
Total Portfolio	91.8%	94.2%	94.2%	94.0%	93.3%
Consolidated Portfolio	91.3%	93.9%	93.8%	93.7%	92.9%
Core Portfolio (2)	91.9%	95.1%	95.1%	94.8%	94.2%
Same Properties	91.7%	92.8%	92.7%	92.7%	92.3%

Square Feet (in thousands)
Total Portfolio	17,613	17,345	17,376	17,323	17,082
Consolidated Portfolio	16,651	16,383	16,413	16,361	16,121
Core Portfolio	17,456	17,059	16,737	16,568	16,347
Same Properties	16,342	16,342	16,342	16,342	16,342

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (3)	16.86	16.86	16.86	16.86	14.86

(1)	Our total portfolio, core portfolio and Same Properties reporting included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)
The data above reflects the effect of two properties reported as fully placed in service during the quarter that were previously reported as construction projects since they were held for future lease to the United States Government. If these two properties were reported as fully placed in service as of 12/31/17, our Core Portfolio would have been 92.8% occupied and 93.3% leased as of 12/31/17. Our Same Properties data is reported as if these two properties were fully placed in service as of 1/1/17.

(3)	Leased to tenants with further expansion rights of up to a combined 17.92 megawatts as of 3/31/2018.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Assets
Properties, net
Operating properties, net	$2,740,264	$2,737,611	$2,690,712	$2,688,174	$2,670,157
Construction and redevelopment in progress, including land (1)	61,844	50,316	70,202	107,910	108,925
Land held (1)	356,171	353,178	336,117	338,475	313,932
Total properties, net	3,158,279	3,141,105	3,097,031	3,134,559	3,093,014
Assets held for sale (2)	42,226	42,226	74,415	51,291	41,391
Cash and cash equivalents	8,888	12,261	10,858	10,606	226,470
Investment in unconsolidated real estate joint venture	41,311	41,787	42,263	42,752	43,182
Accounts receivable, net	23,982	31,802	27,624	42,742	29,431
Deferred rent receivable, net	87,985	86,710	84,743	89,832	89,410
Intangible assets on real estate acquisitions, net	54,600	59,092	64,055	69,205	73,748
Deferred leasing costs, net	47,886	48,322	47,033	40,506	40,753
Investing receivables	58,800	57,493	56,108	54,598	53,570
Prepaid expenses and other assets, net	72,281	74,407	72,711	56,213	66,162
Total assets	$3,596,238	$3,595,205	$3,576,841	$3,592,304	$3,757,131
Liabilities and equity
Liabilities:
Debt	$1,854,886	$1,828,333	$1,873,291	$1,897,734	$1,903,657
Accounts payable and accrued expenses	95,721	108,137	121,483	95,267	83,107
Rents received in advance and security deposits	26,569	25,648	26,223	25,444	28,393
Dividends and distributions payable	29,146	28,921	28,462	28,462	31,131
Deferred revenue associated with operating leases	11,246	11,682	12,047	13,172	11,750
Deferred property sale (2)	43,377	43,377	—	—	—
Capital lease obligation	11,778	15,853	16,347	16,177	—
Other liabilities	17,643	41,822	43,866	56,076	55,784
Total liabilities	2,090,366	2,103,773	2,121,719	2,132,332	2,113,822
Redeemable noncontrolling interests	23,848	23,125	23,269	23,731	23,676
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	—	—	—	—	172,500
Common shares	1,022	1,013	996	995	994
Additional paid-in capital	2,221,427	2,201,047	2,150,067	2,146,119	2,136,369
Cumulative distributions in excess of net income	(813,302)	(802,085)	(783,848)	(777,049)	(757,330)
Accumulated other comprehensive income (loss)	7,204	2,167	(859)	(1,163)	(370)
Total COPT’s shareholders’ equity	1,416,351	1,402,142	1,366,356	1,368,902	1,552,163
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	44,327	45,097	44,716	46,871	47,333
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	12,546	12,268	11,981	11,668	11,337
Total noncontrolling interests in subsidiaries	65,673	66,165	65,497	67,339	67,470
Total equity	1,482,024	1,468,307	1,431,853	1,436,241	1,619,633
Total liabilities, redeemable noncontrolling interests and equity	$3,596,238	$3,595,205	$3,576,841	$3,592,304	$3,757,131

(1)	Please refer to pages 23, 24 and 26 for detail.

(2)	As of 3/31/18 and 12/31/17, these lines include the carrying amount and sale proceeds pertaining to a property sale not recognized for accounting purposes that we expect to recognize by 6/30/19.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Revenues
Rental revenue	$100,834	$101,485	$102,275	$101,347	$100,615
Tenant recoveries and other real estate operations revenue	27,444	26,200	24,956	26,950	26,152
Construction contract and other service revenues	27,198	36,882	29,786	23,138	13,034
Total revenues	155,476	164,567	157,017	151,435	139,801
Expenses
Property operating expenses	50,951	47,449	46,368	48,628	48,519
Depreciation and amortization associated with real estate operations	33,512	33,938	34,438	32,793	33,059
Construction contract and other service expenses	26,216	36,029	28,788	22,315	12,486
Impairment losses (recoveries)	—	13,659	(161)	1,625	—
General and administrative expenses	5,861	5,552	5,692	6,017	6,747
Leasing expenses	1,431	1,447	1,676	1,842	1,864
Business development expenses and land carry costs	1,614	1,646	1,277	1,597	1,693
Total operating expenses	119,585	139,720	118,078	114,817	104,368
Operating income	35,891	24,847	38,939	36,618	35,433
Interest expense	(18,784)	(19,211)	(19,615)	(19,163)	(18,994)
Interest and other income	1,359	1,501	1,508	1,583	1,726
Loss on early extinguishment of debt	—	—	—	(513)	—
Income before equity in income of unconsolidated entities and income taxes	18,466	7,137	20,832	18,525	18,165
Equity in income of unconsolidated entities (1)	373	372	371	370	377
Income tax expense	(55)	(953)	(57)	(48)	(40)
Income before gain on sales of real estate	18,784	6,556	21,146	18,847	18,502
Gain on sales of real estate	(4)	4,452	1,188	12	4,238
Net income	18,780	11,008	22,334	18,859	22,740
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (1)	(544)	(314)	(693)	(261)	(622)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	(921)	(908)	(897)	(907)	(934)
Net income attributable to COPT	17,150	9,621	20,579	17,526	21,019
Preferred share dividends	—	—	—	(3,039)	(3,180)
Issuance costs associated with redeemed preferred shares	—	—	—	(6,847)	—
Net income attributable to COPT common shareholders	$17,150	$9,621	$20,579	$7,640	$17,839
Amount allocable to share-based compensation awards	(117)	(112)	(95)	(117)	(125)
Numerator for diluted EPS	$17,033	$9,509	$20,484	$7,523	$17,714

(1)
Prior period amounts for this line changed in the current period due to our adoption of guidance using the full retrospective method that changed our accounting for a partial sale transaction in 2016; this resulted in additional income being retrospectively recognized in 2016 that was being amortized into equity in income of unconsolidated entities in subsequent periods under the previous guidance.

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Net income (1)	$18,780	$11,008	$22,334	$18,859	$22,740
Real estate-related depreciation and amortization	33,512	33,938	34,438	32,793	33,059
Impairment losses (recoveries) on previously depreciated operating properties	—	9,004	(159)	1,610	—
Gain on sales of previously depreciated operating properties	4	(4,452)	(8)	(12)	(19)
Depreciation and amortization on unconsolidated real estate JV (1)(2)	563	563	563	563	563
FFO - per NAREIT (3)(4)	52,859	50,061	57,168	53,813	56,343
Preferred share dividends	—	—	—	(3,039)	(3,180)
Issuance costs associated with redeemed preferred shares	—	—	—	(6,847)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
FFO allocable to other noncontrolling interests (5)	(944)	(874)	(917)	(906)	(978)
Basic and diluted FFO allocable to share-based compensation awards	(213)	(198)	(215)	(185)	(216)
Basic and Diluted FFO available to common share and common unit holders (4)	51,537	48,824	55,871	42,671	51,804
Gain on sales of non-operating properties	—	—	(1,180)	—	(4,219)
Impairment losses (recoveries) on non-operating properties	—	4,655	(2)	15	—
Income tax expense associated with FFO comparability adjustments	—	800	—	—	—
(Gain) loss on interest rate derivatives	—	(191)	(34)	444	(453)
Loss on early extinguishment of debt	—	—	—	513	—
Issuance costs associated with redeemed preferred shares	—	—	—	6,847	—
Demolition costs on redevelopment and nonrecurring improvements	39	—	—	72	222
Executive transition costs	163	—	2	31	699
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(23)	5	(31)	14
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (4)	$51,738	$54,065	$54,662	$50,562	$48,067

(1)
Prior period amounts for this line changed in the current period due to our adoption of guidance using the full retrospective method that changed our accounting for a partial sale transaction in 2016; this resulted in additional income being retrospectively recognized in 2016 that was being amortized into income in subsequent periods under the previous guidance.

(2)	FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 32.

(3)	Please see reconciliation on page 33 for components of FFO per NAREIT.

(4)	Please refer to the section entitled “Definitions” for a definition of this measure.

(5)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 31.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
EPS Denominator:
Weighted average common shares - basic	100,999	99,304	99,112	99,036	98,411
Dilutive effect of forward equity sale agreements and share-based compensation awards	144	283	146	160	155
Weighted average common shares - diluted	101,143	99,587	99,258	99,196	98,566
Diluted EPS	$0.17	$0.10	$0.21	$0.08	$0.18

Weighted Average Shares for period ended:
Common Shares Outstanding	100,999	99,304	99,112	99,036	98,411
Dilutive effect of forward equity sale agreements and share-based compensation awards	144	283	146	160	155
Common Units	3,221	3,252	3,350	3,405	3,446
Denominator for diluted FFO per share and as adjusted for comparability	104,364	102,839	102,608	102,601	102,012
Weighted average common units	(3,221)	(3,252)	(3,350)	(3,405)	(3,446)
Denominator for diluted EPS	101,143	99,587	99,258	99,196	98,566
Diluted FFO per share - NAREIT	$0.49	$0.47	$0.54	$0.42	$0.51
Diluted FFO per share - as adjusted for comparability	$0.50	$0.53	$0.53	$0.49	$0.47

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$51,738	$54,065	$54,662	$50,562	$48,067
Straight line rent adjustments and lease incentive amortization	(828)	(1,343)	(561)	1,517	433
Amortization of intangibles included in NOI	356	342	318	325	359
Share-based compensation, net of amounts capitalized	1,485	1,523	1,272	1,309	1,249
Amortization of deferred financing costs	468	443	554	922	1,009
Amortization of net debt discounts, net of amounts capitalized	354	350	347	343	339
Accum. other comprehensive loss on derivatives amortized to expense	34	54	53	36	—
Replacement capital expenditures (1)	(15,520)	(23,475)	(15,233)	(11,269)	(13,049)
Other diluted AFFO adjustments associated with real estate JVs (2)	131	(39)	(53)	(58)	(60)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$38,218	$31,920	$41,359	$43,687	$38,347
Replacement capital expenditures (1)
Tenant improvements and incentives	$8,615	$14,804	$11,342	$6,148	$4,740
Building improvements	1,921	9,241	3,865	5,972	3,230
Leasing costs	1,280	3,242	2,428	1,666	1,151
Net additions to (exclusions from) tenant improvements and incentives	3,289	(2,929)	(1,509)	626	6,796
Excluded building improvements	415	(853)	(893)	(3,143)	(2,868)
Excluded leasing costs	—	(30)	—	—	—
Replacement capital expenditures	$15,520	$23,475	$15,233	$11,269	$13,049

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 31 and COPT’s share of an unconsolidated real estate joint venture reported on page 32.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Net income	$18,780	$11,008	$22,334	$18,859	$22,740
Interest expense	18,784	19,211	19,615	19,163	18,994
Income tax expense	55	953	57	48	40
Depreciation of furniture, fixtures and equipment	523	600	577	585	511
Real estate-related depreciation and amortization	33,512	33,938	34,438	32,793	33,059
Impairment losses (recoveries) on previously depreciated operating properties	—	9,004	(159)	1,610	—
Gain on sales of previously depreciated operating properties	4	(4,452)	(8)	(12)	(19)
Adjustments from unconsolidated real estate JV (1)	824	829	830	827	824
EBITDAre	72,482	71,091	77,684	73,873	76,149
Impairment losses (recoveries) on non-operating properties	—	4,655	(2)	15	—
Loss on early extinguishment of debt	—	—	—	513	—
Gain on sales of non-operating properties	—	—	(1,180)	—	(4,219)
Business development expenses	1,023	1,116	737	995	938
Demolition costs on redevelopment and nonrecurring improvements	39	—	—	72	222
Executive transition costs	163	—	2	31	699
Adjusted EBITDA	73,707	76,862	77,241	75,499	73,789
Proforma NOI adjustment for property changes within period	—	(578)	(410)	421	(440)
In-place adjusted EBITDA	$73,707	$76,284	$76,831	$75,920	$73,349

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate JV (see page 32).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 3/31/2018
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park (3)	31	3,820	89.0%	89.0%
Howard County	35	2,767	90.1%	92.8%
Other	21	1,563	94.8%	95.2%
Total Fort Meade/BW Corridor	87	8,150	90.5%	91.5%
Northern Virginia (“NoVA”) Defense/IT (3)	13	2,001	82.6%	83.1%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,254	88.0%	90.0%
Redstone Arsenal (Huntsville, Alabama)	7	651	98.2%	99.0%
Data Center Shells
Consolidated Properties	9	1,478	100.0%	100.0%
Unconsolidated JV Properties (4)	6	962	100.0%	100.0%
Total Defense/IT Locations	150	15,449	91.7%	92.5%
Regional Office	7	2,007	86.8%	87.2%
Core Portfolio	157	17,456	91.1%	91.9%
Other Properties	2	157	80.0%	81.4%
Total Portfolio	159	17,613	91.0%	91.8%
Consolidated Portfolio	153	16,651	90.5%	91.3%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)
These lines include the addition of properties reported as fully placed in service during the quarter that were previously reported as construction projects since they were held for future lease to the United States Government.

(4)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	3/31/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Total Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/18
Core Portfolio:
Same Properties (3)
Consolidated properties	140	15,223	90.5%	91.3%	$445,369	93.9%	$68,616
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,448	1.1%	1,199
Total Same Properties in Core Portfolio (3)	146	16,185	91.1%	91.8%	450,817	95.0%	69,815
Properties Placed in Service (5)	11	1,271	91.7%	92.2%	20,559	4.3%	4,283
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,888
Total Core Portfolio	157	17,456	91.1%	91.9%	471,376	99.4%	77,986
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	114
Other Properties (Same Properties)	2	157	80.0%	81.4%	3,044	0.6%	426
Total Portfolio	159	17,613	91.0%	91.8%	$474,420	100.0%	$78,526
Consolidated Portfolio	153	16,651	90.5%	91.3%	$468,972	98.9%	$77,327

	3/31/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Core Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/18
Core Portfolio:
Defense/IT Locations
Consolidated properties	144	14,487	91.1%	92.0%	$410,994	87.2%	$65,651
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,448	1.2%	1,199
Total Defense/IT Locations	150	15,449	91.7%	92.5%	416,442	88.3%	66,850
Regional Office	7	2,007	86.8%	87.2%	54,934	11.7%	7,315
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,821
Total Core Portfolio	157	17,456	91.1%	91.9%	$471,376	100.0%	$77,986

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $22.5 million as of 3/31/18. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Office and data center shell properties continually owned and 100% operational since at least 1/1/2017.

(4)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 32 for additional disclosure regarding this joint venture.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/2017.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,782	$62,220	$61,254	$61,284	$60,855
NoVA Defense/IT	12,561	12,126	12,190	11,095	11,707
Lackland Air Force Base	11,443	11,522	11,024	13,029	11,634
Navy Support	7,870	7,587	7,494	7,449	7,010
Redstone Arsenal	3,633	3,706	3,532	3,624	3,460
Data Center Shells-Consolidated	5,831	6,322	6,676	5,800	5,522
Total Defense/IT Locations	104,120	103,483	102,170	102,281	100,188
Regional Office	15,284	15,868	16,656	17,462	18,276
Wholesale Data Center	8,077	7,674	7,398	7,033	6,770
Other	797	660	1,007	1,521	1,533
Consolidated real estate revenues	$128,278	$127,685	$127,231	$128,297	$126,767

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,178	$41,880	$41,546	$41,155	$40,335
NoVA Defense/IT	7,838	8,202	7,847	6,876	7,255
Lackland Air Force Base	4,845	4,835	4,831	4,899	4,832
Navy Support	4,566	4,359	4,337	4,424	3,801
Redstone Arsenal	2,193	2,217	2,100	2,133	2,089
Data Center Shells
Consolidated properties	5,037	5,486	6,039	5,223	4,863
COPT’s share of unconsolidated real estate JV (1)(2)	1,199	1,203	1,202	1,198	1,202
Total Defense/IT Locations	66,856	68,182	67,902	65,908	64,377
Regional Office	7,406	8,860	9,250	10,380	10,790
Wholesale Data Center	3,819	4,164	4,223	3,532	3,405
Other	445	233	690	1,047	878
NOI from real estate operations	$78,526	$81,439	$82,065	$80,867	$79,450

(1)
Prior period amounts for this line decreased in the current period due to our adoption of guidance using the full retrospective method that changed our accounting for a partial sale transaction in 2016; this resulted in additional income being retrospectively recognized in 2016 that was being amortized into income in subsequent periods under the previous guidance.

(2) See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment (1)
(dollars in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,212	$41,685	$41,630	$40,343	$40,274
NoVA Defense/IT	7,218	7,426	8,206	7,090	6,941
Lackland Air Force Base	5,024	5,016	4,886	4,943	4,876
Navy Support	4,577	4,341	4,266	4,450	3,853
Redstone Arsenal	2,167	2,165	2,098	2,019	2,029
Data Center Shells
Consolidated properties	4,297	4,646	5,412	5,172	4,823
COPT’s share of unconsolidated real estate JV (2)	1,132	1,130	1,120	1,109	1,110
Total Defense/IT Locations	64,627	66,409	67,618	65,126	63,906
Regional Office	6,894	8,428	8,942	10,046	9,784
Wholesale Data Center	3,374	3,470	3,352	3,211	3,382
Other	469	263	580	839	624
Cash NOI from real estate operations	75,364	78,570	80,492	79,222	77,696
Straight line rent adjustments and lease incentive amortization	519	1,027	244	(1,832)	(775)
Amortization of acquired above- and below-market rents	(300)	(287)	(263)	(270)	(303)
Amortization of below-market cost arrangements	(149)	(149)	(148)	(149)	(149)
Lease termination fees, gross	1,155	828	860	517	706
Tenant funded landlord assets and lease incentives	1,870	1,377	798	3,290	2,183
Cash NOI adjustments in unconsolidated real estate JV	67	73	82	89	92
NOI from real estate operations	$78,526	$81,439	$82,065	$80,867	$79,450

(1)
Certain prior period amounts changed due to: our adoption of guidance using the full retrospective method that changed our accounting for a partial sale transaction; and the exclusion of tenant reimbursements of lease incentives. Please refer to the section entitled “Definitions” for our full definition of cash NOI.

(2)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	82	7,867	91.6%	93.7%	93.0%	92.7%	92.6%
NoVA Defense/IT	12	1,761	80.0%	79.5%	78.9%	78.4%	78.0%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,254	87.7%	85.6%	82.5%	80.9%	77.2%
Redstone Arsenal	6	632	99.2%	99.2%	99.7%	100.0%	97.6%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	139	14,178	91.7%	92.7%	92.0%	91.6%	91.0%
Regional Office	7	2,007	87.3%	90.0%	92.5%	92.8%	93.5%
Core Portfolio Same Properties	146	16,185	91.2%	92.3%	92.0%	91.7%	91.4%
Other Same Properties	2	157	79.9%	59.0%	62.2%	79.8%	79.8%
Total Same Properties	148	16,342	91.1%	92.0%	91.7%	91.6%	91.2%

Corporate Office Properties Trust Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	82	7,867	91.4%	93.7%	93.4%	92.5%	92.7%
NoVA Defense/IT	12	1,761	80.3%	79.5%	79.1%	78.6%	78.0%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,254	88.0%	87.7%	82.5%	81.9%	78.1%
Redstone Arsenal	6	632	99.2%	99.2%	99.2%	100.0%	100.0%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	139	14,178	91.7%	92.8%	92.2%	91.6%	91.3%
Regional Office	7	2,007	86.8%	89.5%	92.4%	92.5%	92.8%
Core Portfolio Same Properties	146	16,185	91.1%	92.4%	92.2%	91.7%	91.5%
Other Same Properties	2	157	80.1%	62.3%	53.3%	79.8%	79.8%
Total Same Properties	148	16,342	91.0%	92.1%	91.8%	91.6%	91.4%

(1)	Same Properties represent office and data center shell properties continually owned and 100% operational since at least 1/1/2017.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,198	$60,630	$59,598	$59,684	$60,175
NoVA Defense/IT	11,107	11,030	11,120	11,096	11,004
Lackland Air Force Base	11,443	11,523	11,024	13,029	11,634
Navy Support	7,870	7,586	7,494	7,449	7,010
Redstone Arsenal	3,268	3,256	3,205	3,246	3,158
Data Center Shells	3,217	3,021	3,007	2,956	3,089
Total Defense/IT Locations	98,103	97,046	95,448	97,460	96,070
Regional Office	15,168	15,871	16,201	15,777	16,563
Other Properties	783	658	924	1,146	1,203
Same Properties real estate revenues	$114,054	$113,575	$112,573	$114,383	$113,836
Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,092	$40,728	$40,369	$39,984	$40,070
NoVA Defense/IT	6,775	7,152	6,802	6,872	6,789
Lackland Air Force Base	4,845	4,835	4,831	4,899	4,832
Navy Support	4,566	4,360	4,337	4,424	3,801
Redstone Arsenal	2,360	2,356	2,258	2,332	2,262
Data Center Shells
Consolidated properties	2,665	2,623	2,622	2,610	2,648
COPT’s share of unconsolidated real estate JV (1)(2)	1,199	1,203	1,202	1,198	1,202
Total Defense/IT Locations	62,502	63,257	62,421	62,319	61,604
Regional Office	7,313	8,909	8,898	9,167	9,547
Other Properties	426	322	639	853	848
Same Properties NOI	$70,241	$72,488	$71,958	$72,339	$71,999

(1)
Prior period amounts for this line decreased in the current period due to our adoption of guidance using the full retrospective method that changed our accounting for a partial sale transaction; this resulted in additional income being retrospectively recognized in 2016 that was being amortized into income in subsequent periods under the previous guidance.

(2) See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment (1)
(dollars in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,349	$40,570	$40,687	$39,695	$40,030
NoVA Defense/IT	7,212	7,433	7,204	7,086	6,715
Lackland Air Force Base	5,024	5,016	4,886	4,943	4,876
Navy Support	4,577	4,342	4,266	4,449	3,853
Redstone Arsenal	2,356	2,324	2,265	2,227	2,211
Data Center Shells
Consolidated properties	2,476	2,521	2,511	2,491	2,502
COPT’s share of unconsolidated real estate JV (2)	1,132	1,130	1,120	1,109	1,110
Total Defense/IT Locations	62,126	63,336	62,939	62,000	61,297
Regional Office	6,801	8,476	8,602	8,824	8,565
Other Properties	449	352	527	638	604
Same Properties cash NOI	69,376	72,164	72,068	71,462	70,466
Straight line rent adjustments and lease incentive amortization	(1,627)	(1,262)	(1,433)	(783)	76
Amortization of acquired above- and below-market rents	(300)	(287)	(263)	(270)	(303)
Amortization of below-market cost arrangements	(146)	(146)	(147)	(146)	(147)
Lease termination fees, gross	1,008	828	860	517	706
Tenant funded landlord assets and lease incentives	1,863	1,118	791	1,470	1,109
Cash NOI adjustments in unconsolidated real estate JV	67	73	82	89	92
Same Properties NOI	$70,241	$72,488	$71,958	$72,339	$71,999
Percentage change in total Same Properties cash NOI (3)	(1.5)%
Percentage change in Defense/IT Locations Same Properties cash NOI (3)	1.4%

(1)
Certain prior period amounts changed due to: our adoption of guidance using the full retrospective method that changed our accounting for a partial sale transaction in 2016; and the exclusion of tenant reimbursements of lease incentives. Please refer to the section entitled “Definitions” for our full definition of cash NOI.

(2)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

(3)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended March 31, 2018
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	547	44	86	—	677	35	—	712
Expiring Square Feet	775	47	89	—	911	70	—	981
Vacating Square Feet	228	3	3	—	234	35	—	269
Retention Rate (% based upon square feet)	70.6%	93.1%	96.7%	—%	74.3%	49.8%	—%	72.6%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$9.78	$21.90	$1.88	$—	$9.56	$33.96	$—	$10.76
Weighted Average Lease Term in Years	4.5	3.0	2.3	—	4.2	9.5	—	4.4
Average Rent Per Square Foot
Renewal Average Rent	$35.82	$27.93	$19.96	$—	$33.28	$29.90	$—	$33.12
Expiring Average Rent	$32.46	$25.78	$17.80	$—	$30.16	$23.06	$—	$29.81
Change in Average Rent	10.3%	8.4%	12.1%	—%	10.4%	29.7%	—%	11.1%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.70	$27.00	$19.48	$—	$32.26	$27.42	$—	$32.02
Expiring Cash Rent	$34.30	$28.40	$19.89	$—	$32.08	$23.43	$—	$31.66
Change in Cash Rent	1.2%	(4.9)%	(2.1)%	—%	0.6%	17.0%	—%	1.2%
Average escalations per year	2.7%	2.8%	1.7%	—%	2.6%	2.5%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	71	—	—	—	71	—	—	71
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$55.23	$—	$—	$—	$55.23	$—	$—	$55.23
Weighted Average Lease Term in Years	9.2	—	—	—	9.2	—	—	9.2
Average Rent Per Square Foot	$29.91	$—	$—	$—	$29.91	$—	$—	$29.91
Cash Rent Per Square Foot	$29.12	$—	$—	$—	$29.12	$—	$—	$29.12
Other New Leases (3)
Leased Square Feet	26	18	18	5	67	1	3	71
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$38.08	$48.72	$33.47	$46.17	$40.25	$104.15	$28.17	$40.19
Weighted Average Lease Term in Years	5.6	5.1	5.0	6.3	5.4	10.1	3.0	5.3
Average Rent Per Square Foot	$30.39	$28.88	$22.84	$24.37	$27.53	$26.08	$26.40	$27.46
Cash Rent Per Square Foot	$29.31	$27.56	$23.25	$26.90	$27.06	$17.11	$25.50	$26.90
Total Square Feet Leased	644	62	104	5	815	35	3	854
Average escalations per year	2.7%	2.8%	1.9%	2.5%	2.7%	2.5%	3.5%	2.7%
Average escalations excl. data center shells								2.7%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	842	$28,600	6.1%	$33.95
NoVA Defense/IT	22	638	0.1%	28.55
Navy Support	286	9,434	2.0%	33.01
Redstone Arsenal	11	235	—%	21.85
Regional Office	14	440	0.1%	31.99
2018	1,175	39,347	8.3%	33.49
Ft Meade/BW Corridor	1,566	52,937	11.2%	33.80
NoVA Defense/IT	346	12,940	2.7%	37.40
Navy Support	154	4,036	0.9%	26.29
Redstone Arsenal	285	5,887	1.2%	20.65
Data Center Shells-Consolidated properties	155	2,547	0.5%	16.44
Regional Office	157	4,773	1.0%	30.45
2019	2,663	83,120	17.6%	31.22
Ft Meade/BW Corridor	1,014	34,173	7.2%	33.70
NoVA Defense/IT	175	5,117	1.1%	29.23
Lackland Air Force Base	250	11,437	2.4%	45.69
Navy Support	127	4,045	0.9%	31.88
Redstone Arsenal	11	236	0.1%	21.14
Regional Office	81	2,582	0.5%	31.91
2020	1,658	57,590	12.2%	34.73
Ft Meade/BW Corridor	840	28,497	6.0%	33.50
NoVA Defense/IT	104	2,876	0.6%	27.73
Navy Support	214	6,238	1.3%	30.08
Redstone Arsenal	161	3,621	0.8%	22.06
Regional Office	42	1,169	0.2%	29.50
2021	1,361	42,401	9.0%	31.14
Ft Meade/BW Corridor	646	20,153	4.3%	31.19
NoVA Defense/IT	67	2,038	0.4%	30.46
Navy Support	133	2,946	0.6%	22.08
Redstone Arsenal	2	55	—%	29.31
Regional Office	502	16,312	3.5%	32.50
2022	1,350	41,504	8.8%	30.73
Thereafter
Consolidated Properties	6,738	201,966	42.8%	29.98
Unconsolidated JV Properties	962	5,448	1.2%	11.33
Core Portfolio	15,907	$471,376	100.0%	$29.98

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio	15,907	$471,376	99.4%	$29.98
Other Properties	126	3,044	0.6%	24.19
Total Portfolio	16,033	$474,420	100.0%	$29.93
Consolidated Portfolio	15,071	$468,972
Unconsolidated JV Properties	962	$5,448

Note: As of 3/31/18, the weighted average lease term is 4.8 years for the Core Portfolio, 4.8 for the Total Portfolio and 4.7 for the Consolidated Portfolio.

Wholesale Data Center

Year of Lease Expiration	Critical Load(MW)	Total Annualized Rental Revenue of Expiring Leases (3)(000's)
2018	0.11	$218
2019	2.00	4,147
2020	11.55	13,722
2021	0.05	571
2022	3.00	1,844
Thereafter	0.15	1,972
	16.86	$22,474

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/18 of 129,000 for the total portfolio, 127,000 Core Portfolio and 2,000 for Other Properties. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2018 Core Portfolio Quarterly Lease Expiration Analysis as of 3/31/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	318	$8,828	1.9%	$27.76
NoVA Defense/IT	1	21	—%	24.03
Navy Support	9	193	—%	22.00
Q2 2018	328	9,042	1.9%	27.59
Ft Meade/BW Corridor	154	5,174	1.1%	33.56
NoVA Defense/IT	13	269	0.1%	20.55
Navy Support	127	3,210	0.7%	25.19
Redstone Arsenal	2	39	—%	23.16
Regional Office	3	111	—%	33.76
Q3 2018	299	8,803	1.9%	29.37
Ft Meade/BW Corridor	370	14,598	3.1%	39.44
NoVA Defense/IT	8	348	0.1%	41.51
Navy Support	150	6,031	1.3%	40.33
Redstone Arsenal	9	196	—%	21.60
Regional Office	10	330	0.1%	31.44
Q4 2018	547	21,503	4.6%	39.27

	1,175	$39,347	8.3%	$33.49

(1)
This expiration analysis reflects occupied space of our total portfolio and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/18.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 3/31/18 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells (3)	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$160,378	32.3%	4,085	5.3
VADATA, Inc.		38,394	7.7%	2,284	8.3
General Dynamics Corporation	(5)	28,996	5.8%	764	3.3
The Boeing Company		19,712	4.0%	688	2.2
Northrop Grumman Corporation		10,833	2.2%	420	2.0
Booz Allen Hamilton, Inc.		10,561	2.1%	294	3.3
CareFirst, Inc.		10,492	2.1%	313	4.9
CACI Technologies, Inc.		7,507	1.5%	224	2.7
Wells Fargo & Company		6,622	1.3%	183	9.8
AT&T Corporation		6,256	1.3%	308	1.6
KEYW Corporation		6,196	1.2%	211	5.7
The Raytheon Company		5,446	1.1%	147	1.5
University of Maryland		5,420	1.1%	181	2.8
Miles and Stockbrige, PC		5,394	1.1%	160	9.5
Kratos Defense and Security Solutions		4,925	1.0%	131	2.1
Transamerica Life Insurance Company		4,748	1.0%	141	3.8
Science Applications International Corp.		4,533	0.9%	129	3.0
The MITRE Corporations		4,309	0.9%	122	4.3
Accenture Federal Services LLC		3,781	0.8%	128	1.7
Pandora Jewelry Inc.		3,507	0.7%	145	7.9
Subtotal Top 20 Tenants		348,010	70.0%	11,059	5.2
All remaining tenants		148,884	30.0%	4,974	3.9
Total/Weighted Average		$496,894	100.0%	16,033	4.8

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For six properties owned through an unconsolidated JV, includes COPT’s share of those properties’ ARR of $5.4 million (see page 32 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 3/31/18, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/18, $2.2 million in ARR (or 1.4% of our ARR from the United States Government and 0.5% of our total ARR) was through the General Services Administration (GSA).

(5)	Includes CSRA Inc. as a result of its acquisition by General Dynamics Corporation effective 4/3/18.

Corporate Office Properties Trust
Summary of Construction Projects as of 3/31/18 (1)
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 3/31/18	as of 3/31/2018 (2)		Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date

Property and Location
Under Construction
BLC 1 Northern Virginia	Data Center Shells	149	100%	$32,166	$23,229	2Q 18	2Q 18
BLC 2 Northern Virginia	Data Center Shells	149	100%	32,150	20,258	3Q 18	3Q 18
DC 23 Northern Virginia	Data Center Shells	149	100%	21,347	2,136	4Q 18	4Q 18
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	71	85%	18,544	11,526	2Q 18	2Q 19
4100 Market Street Huntsville, Alabama	Redstone Arsenal	36	59%	7,459	2,346	3Q 18	3Q 19
4000 Market Street Huntsville, Alabama	Redstone Arsenal	43	0%	8,115	1,957	3Q 18	3Q 19
Total Under Construction		597	88%	$119,781	$61,452

(1)	Includes properties under, or contractually committed for, construction as of 3/31/18.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/18
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 3/31/2018	as of 3/31/2018 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7142 Columbia Gateway (3) Columbia, Maryland	Ft Meade/BW Corridor	22	100%	$622	$3,435	$4,057	$3,285	$2,196	1Q 18	1Q 19

Corporate Office Properties Trust
Summary of Pre-leased Pre-construction Project as of 3/31/18 (4)
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 3/31/18	as of 3/31/2018 (1)		Anticipated Construction Start Date	Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Anticipated Total Cost	Cost to Date

Property and Location
2100 L Street Washington, DC	Regional Office	190	43%	$170,000	$72,749	2Q 18	3Q 20	3Q 21

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	A portion of this property is undergoing redevelopment (22,000 of the 47,000 square feet). Of the square feet under redevelopment, 11,000 square feet were operational as of March 31, 2018.

(4)	The costs associated with the project on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 3/31/18
(square feet in thousands)

		Total Property			Square Feet Placed in Service in 2017	Space Placed in Service % Leased as of 3/31/18
	Property Segment	% Leased as of 3/31/18
Property and Location			Rentable Square Feet	Prior Year	1st Quarter
540 National Business Parkway Annapolis Junction, Maryland	Ft Meade/BW Corridor	49%	145	71	74	49%
7142 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	100%	22	—	11	100%
Total Construction/Redevelopment Placed in Service (1)		56%	167	71	85	53%

(1)
Excludes 310 Sentinel Way and NOVA Office B, two properties that were completed in 2016 but reported as construction projects through December 31, 2017 since they were held for future lease to the United States Government.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/18 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land Owned/Controlled for Future Development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	27	590
Other	131	1,440
Total Fort Meade/BW Corridor	354	4,136
NoVA Defense/IT	59	1,965
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (2)	422	4,005
Data Center Shells	41	636
Total Defense/IT Locations	988	11,884
Regional Office	10	900
Total land owned/controlled for future development	998	12,784	$286,151

Other land owned/controlled	150	1,638	4,511
Land held, net	1,148	14,422	$290,662

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction, redevelopment or pre-leased pre-construction as detailed on pages 23 and 24. The costs associated with the land included on this summary and our pre-leased pre-construction project included on page 24 are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 31). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	3/31/2018
Debt
Secured debt	5.9	4.13%	4.06%	$163,504
Unsecured debt	4.7	3.93%	4.08%	1,704,611
Total Consolidated Debt	4.8	3.94%	4.08%	$1,868,115

Fixed rate debt (2)	5.4	4.30%	4.18%	$1,715,115
Variable rate debt	3.1	3.02%	2.94%	153,000
Total Consolidated Debt				$1,868,115

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity
Common Shares				102,150
Common Units				3,197
Total Common Shares and Units				105,347

Closing Common Share Price on 3/29/18				$25.83
Common Equity Market Capitalization				$2,721,113

Total Equity Market Capitalization				$2,729,913

Total Market Capitalization				$4,598,028

Forward Equity Sale Agreements Capacity (4)				$200,422
(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $363.1 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Based on settlement value on remaining capacity as of 3/31/18.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	7/19/17
Moody’s	Baa3	Positive	8/9/17
Standard & Poor’s	BBB-	Stable	5/26/17

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/18
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$153,000	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$728	$—	Nov-19
Senior Unsecured Notes					7200 & 7400 Redstone Gateway (3)	L + 1.85%		13,121	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		18,098	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		53,290	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	34,679	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (3)	3.82%		43,588	35,603	Jun-26
Unsecured Bank Term Loans					Total Secured Debt	4.13%		$163,504
2020 Maturity	L + 1.40%	100,000	May-20	(2)
2022 Maturity	L + 1.35%	250,000	Dec-22	(2)
Subtotal - Term Loans	3.03%	350,000
Other Unsecured Debt	—%	1,611	May-26
Total Unsecured Debt	3.93%	$1,704,611

Debt Summary
Total Unsecured Debt	3.93%	$1,704,611
Total Secured Debt	4.13%	163,504
Consolidated Debt	3.94%	$1,868,115
Net discounts and deferred
financing costs		(13,229)
Debt, per balance sheet		$1,854,886

Consolidated Debt		$1,868,115
COPT’s share of unconsolid. JV gross debt (5)		30,000
Gross debt		$1,898,115

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/18 (continued)
_____________________________________________________________________________________________________________
(1) Revolving Credit Facility maturity of $153.0 million scheduled for 2019 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	3/31/2018		Term Loan Covenants (1)	Required	3/31/2018
Total Debt / Total Assets	< 60%	41.5%		Total Debt / Total Assets	< 60%	37.9%
Secured Debt / Total Assets	< 40%	3.6%		Secured Debt / Total Assets	< 40%	3.4%
Debt Service Coverage	> 1.5x	3.9x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.5x
Unencumbered Assets / Unsecured Debt	> 150%	241.9%		Unsecured Debt / Unencumbered Assets	< 60%	37.7%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	3.9x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 28	$1,898,115		# of unencumbered properties		143
Adjusted book	p. 35	$4,589,658		% of total portfolio		90%
Net debt / adjusted book ratio		41.2%		Unencumbered square feet in-service		15,149
Net debt plus pref. equity / adj. book ratio		41.3%		% of total portfolio		86%
Net debt	p. 35	$1,888,932		NOI from unencumbered real estate operations		$72,010
Net debt plus preferred equity	p. 35	$1,897,732		% of total NOI from real estate operations		92%
In-place adjusted EBITDA	p. 10	$73,707		Adjusted EBITDA from unencumbered real estate operations		$67,191
Net debt / in-place adjusted EBITDA ratio		6.4	x	% of total adjusted EBITDA from real estate operations		91%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.4	x	Unencumbered adjusted book		$4,178,904
Denominator for debt service coverage	p. 34	$19,235		% of total adjusted book		91%
Denominator for fixed charge coverage	p. 34	$20,774
Adjusted EBITDA	p. 10	$73,707
Adjusted EBITDA debt service coverage ratio		3.8	x
Adjusted EBITDA fixed charge coverage ratio		3.5	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 3/31/18
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 3/31/18 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,364	$52,612	$43,588	50%
Huntsville, Alabama:
LW Redstone Company, LLC (6 properties)	514	98.7%	98.7%	1,907	82,242	47,800	85%
Total/Average	756	99.1%	99.1%	$3,271	$134,854	$91,388

Non-operating Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	521	$18,944	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	79,048	—	85%
Washington, DC:
Stevens Place	190	73,240	—	95%
Total	4,795	$171,232	$—

(1)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $55.8 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 3/31/18
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$41,311
Number of properties	6
Square feet	962
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$125,547	$62,773
Total Assets	$142,823	$71,411
Debt	$59,612	$29,806

	Three Months Ended 3/31/18
Operating information	Venture	COPT’s Share (1)
Revenue	$2,930	$1,465
Operating expenses	(533)	(266)
NOI and EBITDA	2,397	1,199
Interest expense	(522)	(261)
Depreciation and amortization	(1,125)	(563)
Net income	$750	$375

NOI (per above)	$2,397	$1,199
Tenant funded landlord assets	(361)	(181)
Straight line rent adjustments	227	114
Cash NOI	$2,263	$1,132

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17

Gain on sales of real estate, net, per statements of operations	$(4)	$4,452	$1,188	$12	$4,238
Gain on sales of non-operating properties	—	—	(1,180)	—	(4,219)
Gain on sales of previously depreciated operating properties	$(4)	$4,452	$8	$12	$19

Impairment losses (recoveries), per statements of operations	$—	$13,659	$(161)	$1,625	$—
Impairment (losses) recoveries on previously depreciated operating properties	—	(9,004)	159	(1,610)	—
Impairment losses (recoveries) on non-operating properties	$—	$4,655	$(2)	$15	$—

NOI from real estate operations (1)
Real estate revenues	$128,278	$127,685	$127,231	$128,297	$126,767
Real estate property operating expenses	(50,951)	(47,449)	(46,368)	(48,628)	(48,519)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,199	1,203	1,202	1,198	1,202
NOI from real estate operations	78,526	81,439	82,065	80,867	79,450
General and administrative expenses	(5,861)	(5,552)	(5,692)	(6,017)	(6,747)
Leasing expenses	(1,431)	(1,447)	(1,676)	(1,842)	(1,864)
Business development expenses and land carry costs	(1,614)	(1,646)	(1,277)	(1,597)	(1,693)
NOI from construction contracts and other service operations	982	853	998	823	548
Impairment (losses) recoveries on non-operating properties	—	(4,655)	2	(15)	—
Equity in (loss) income of unconsolidated non-real estate entities	(2)	(2)	(1)	(1)	(1)
Interest and other income	1,359	1,501	1,508	1,583	1,726
Loss on early extinguishment of debt	—	—	—	(513)	—
Gain on sales of non-operating properties	—	—	1,180	—	4,219
Interest expense	(18,784)	(19,211)	(19,615)	(19,163)	(18,994)
COPT’s share of interest expense of unconsolidated real estate JV (2)	(261)	(266)	(267)	(264)	(261)
Income tax expense	(55)	(953)	(57)	(48)	(40)
FFO - per NAREIT (1)	$52,859	$50,061	$57,168	$53,813	$56,343

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 32 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Total interest expense	$18,784	$19,211	$19,615	$19,163	$18,994
Less: Amortization of deferred financing costs	(468)	(443)	(554)	(922)	(1,009)
Less: Amortization of net debt discounts, net of amounts capitalized	(354)	(350)	(347)	(343)	(339)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	(54)	(53)	(36)	—
Gain (loss) on interest rate derivatives	—	191	34	(444)	453
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	255	260	261	258	255
Denominator for interest coverage	18,183	18,815	18,956	17,676	18,354
Scheduled principal amortization	1,052	1,034	1,015	1,005	1,008
Denominator for debt service coverage	19,235	19,849	19,971	18,681	19,362
Capitalized interest	1,374	1,032	1,055	1,611	1,531
Preferred share dividends	—	—	—	3,039	3,180
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$20,774	$21,046	$21,191	$23,496	$24,238

Preferred share dividends	$—	$—	$—	$3,039	$3,180
Preferred unit distributions	165	165	165	165	165
Common share dividends - unrestricted shares	27,974	27,747	27,282	27,241	27,219
Common share dividends - restricted shares	117	112	95	117	125
Common unit distributions	879	894	895	936	936
Total dividends/distributions	$29,135	$28,918	$28,437	$31,498	$31,625

Common share dividends - unrestricted shares	$27,974	$27,747	$27,282	$27,241	$27,219
Common unit distributions	879	894	895	936	936
Dividends and distributions for payout ratios	$28,853	$28,641	$28,177	$28,177	$28,155

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Total Assets	$3,596,238	$3,595,205	$3,576,841	$3,592,304	$3,757,131
Accumulated depreciation	813,457	786,193	759,262	755,208	732,371
Accumulated depreciation included in assets held for sale	—	—	24,903	8,148	7,104
Accumulated amort. of real estate intangibles and deferred leasing costs	197,520	193,151	187,219	183,199	218,336
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	1,874	9,951	9,259
COPT’s share of liabilities of unconsolidated real estate JV	30,100	29,908	30,028	29,888	30,037
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	3,752	3,189	2,627	2,064	1,501
Less: Disposed property included in assets held for sale (1)	(42,226)	(42,226)	—	—	—
Less: Cash and cash equivalents	(8,888)	(12,261)	(10,858)	(10,606)	(226,470)
Less: COPT’s share of cash of unconsolidated real estate JV	(295)	(371)	(376)	(377)	(370)
Adjusted book	$4,589,658	$4,552,788	$4,571,520	$4,569,779	$4,528,899

Gross debt (page 28)	$1,898,115	$1,872,167	$1,917,201	$1,942,216	$1,949,221
Less: Cash and cash equivalents	(8,888)	(12,261)	(10,858)	(10,606)	(226,470)
Less: COPT’s share of cash of unconsolidated real estate JV	(295)	(371)	(376)	(377)	(370)
Net debt	$1,888,932	$1,859,535	$1,905,967	$1,931,233	$1,722,381
Preferred equity	8,800	8,800	8,800	8,800	181,300
Net debt plus preferred equity	$1,897,732	$1,868,335	$1,914,767	$1,940,033	$1,903,681

(1)
We provided a financial guaranty to the buyer of this property under which we provided a limited indemnification for losses it could incur related to a potential defined capital event occurring on the property by 6/30/19. Accordingly, we did not recognize the sale of the property for accounting purposes (and will not until the guaranty expires) and we reported the sale price of the property, less sale costs, as a liability on our consolidated balance sheet as of 3/31/18 and 12/31/17. We do not expect to incur any losses under this financial guaranty.

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint venture cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the joint venture and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, gain (loss) on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements and executive transition costs.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate joint venture (“JV”)
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses on operating properties, gain on sales of operating properties and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental

Corporate Office Properties Trust
Definitions

measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to EBITDAre.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Construction Properties — Properties under, or contractually committed for, construction.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — As of March 31, 2018, includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics. In prior reporting periods, this segment also included suburban properties that did not meet these characteristics (that were since disposed).

Same Properties — Operating office and data center shell properties continually owned and 100% operational since at least 1/1/17, excluding properties held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated joint venture.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2018 RESULTS

COLUMBIA, MD April 26, 2018-Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced operating results for the first quarter ended March 31, 2018.

Management Comments
“Our first quarter results were solidly in line with expectations,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “The historic increase to the DOD’s base budget authority included in the U.S. Government’s fiscal year 2018 budget is driving defense contractors to lease additional space to accommodate mission growth, accelerating development leasing, and expanding our shadow development pipeline of opportunities.”

Financial Highlights

1st Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.17 for the quarter ended March 31, 2018 as compared to $0.18 for the first quarter of 2017.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.49 for the first quarter of 2018 as compared to $0.51 for the first quarter of 2017.

•	FFOPS, as adjusted for comparability, was $0.50 for the quarter ended March 31, 2018 and $0.47 for the first quarter of 2017.

Adjustments for comparability include demolition costs on redevelopment properties, executive transition costs, gains and losses from certain investing and financing activities, and certain other items that the Company believes are not closely correlated to (or associated with) its operating performance.

Operating Performance Highlights

Portfolio Summary:

•	At March 31, 2018, the Company’s core portfolio of 157 office and data center shell properties was 91.1% occupied and 91.9% leased.

•	During the quarter, the Company placed 85,000 square feet of development into service that, at March 31, 2018, were 53% leased.

Same-Property Performance:

•	At March 31, 2018, COPT’s same-property portfolio of 148 buildings was 91.0% occupied and 91.7% leased.

•
For the quarter ended March 31, 2018, the Company’s same-property cash NOI from Defense/IT locations increased 1.4% over the prior year quarter. The Company’s total same-property cash NOI decreased 1.5% as compared to the quarter ended March 31, 2017.

i

Leasing:

•
Square Feet Leased - For the quarter ended March 31, 2018, the Company leased 854,000 total square feet, including 712,000 square feet of renewing leases, 71,000 square feet of new leases on vacant space, and 71,000 square feet in development projects.

•	Renewal Rates - During the first quarter, the Company renewed 72.6% of total expiring leases.

•
Rent Spreads & Average Escalations on Renewing Leases - For the quarter ended March 31, 2018, rents on renewed space increased 11.1% on a GAAP basis and increased 1.2% on a cash basis; average annual escalations on renewing leases in the first quarter were 2.6%.

•
Lease Terms - In the first quarter, lease terms averaged 4.4 years on renewing leases, 5.3 years on new leasing, and 9.2 years on development leasing, for a weighted average lease term of 4.9 years on all leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
The Company has six properties totaling 597,000 square feet under construction that, at March 31, 2018, were 88% leased. These projects have a total estimated cost of $119.8 million, of which $61.5 million has been incurred.

•	COPT has one project under redevelopment totaling 22,000 square feet that, at March 31, 2018, was 100% leased. The Company has invested $3.3 million of the $3.4 million total incremental cost planned.

•
Pre-Construction. At March 31, 2018, the Company had one property under pre-construction. Based on an expected size of 190,000 square feet, the project is 43% pre-leased. The Company expects to commence construction on the $170 million project during the second quarter of 2018.

Balance Sheet and Capital Transaction Highlights

•
As of March 31, 2018, the Company’s net debt plus preferred equity to adjusted book ratio was 41.3% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.4x. For the quarter ended March 31, 2018, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.5x.

•
As of March 31, 2018 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%. Additionally, 91.8% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 4.8 years.

2018 Guidance
Management is narrowing its previously issued guidance range for full year EPS and FFOPS, as adjusted for comparability, to revised ranges of $0.56-$0.64 and $1.96-$2.04, respectively. Management also is establishing EPS and FFOPS, as adjusted for comparability, guidance for the second quarter ending June 30, 2018 at ranges of $0.13-$0.15 and $0.48-$0.50, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Quarter Ending		Year Ending
	June 30, 2018		December 31, 2018
	Low	High	Low	High
EPS	$0.13	$0.15	$0.56	$0.64
Real estate depreciation and amortization	0.35	0.35	1.40	1.40
FFOPS, NAREIT definition & as adjusted for comparability	$0.48	$0.50	$1.96	$2.04

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2018 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Investors’ section of the Company’s website (www.copt.com).

Conference Call Information
Management will discuss first quarter 2018 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, April 27, 2018
Time: 12:00 p.m. Eastern Time
Telephone Number (within the U.S.): 855-463-9057
Telephone Number (outside the U.S.): 661-378-9894
Passcode: 3975897

The conference call will also be available via live webcast in the ‘Investors’ section of the Company’s website at www.copt.com.

Replay Information
A replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, April 27, through 3:00 p.m. Eastern Time on Friday, May 11. To access the replay within the United States, please call 855-859-2056 and use passcode 3975897. To access the replay outside the United States, please call 404-537-3406 and use passcode 3975897. A replay of the conference call will be immediately available via webcast in the ‘Investors’ section of the Company’s website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of March 31, 2018, the Company derived 88% of its core portfolio annualized revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 157 office and data center shell properties encompassed 17.5 million square feet and was 91.9% leased. As of the same date, the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	possible adverse changes in tax laws;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017
Revenues
Real estate revenues	$128,278	$126,767
Construction contract and other service revenues	27,198	13,034
Total revenues	155,476	139,801
Expenses
Property operating expenses	50,951	48,519
Depreciation and amortization associated with real estate operations	33,512	33,059
Construction contract and other service expenses	26,216	12,486
General and administrative expenses	5,861	6,747
Leasing expenses	1,431	1,864
Business development expenses and land carry costs	1,614	1,693
Total operating expenses	119,585	104,368
Operating income	35,891	35,433
Interest expense	(18,784)	(18,994)
Interest and other income	1,359	1,726
Income before equity in income of unconsolidated entities and income taxes	18,466	18,165
Equity in income of unconsolidated entities	373	377
Income tax expense	(55)	(40)
Gain on sales of real estate	(4)	4,238
Net income	18,780	22,740
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(544)	(622)
Preferred units in the OP	(165)	(165)
Other consolidated entities	(921)	(934)
Net income attributable to COPT	17,150	21,019
Preferred share dividends	—	(3,180)
Net income attributable to COPT common shareholders	$17,150	$17,839
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$17,150	$17,839
Amount allocable to share-based compensation awards	(117)	(125)
Numerator for diluted EPS	$17,033	$17,714
Denominator:
Weighted average common shares - basic	100,999	98,411
Dilutive effect of share-based compensation awards	144	155
Weighted average common shares - diluted	101,143	98,566
Diluted EPS	$0.17	$0.18

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017
Net income	$18,780	$22,740
Real estate-related depreciation and amortization	33,512	33,059
Gain on sales of previously depreciated operating properties	4	(19)
Depreciation and amortization on unconsolidated real estate JV	563	563
Funds from operations (“FFO”)	52,859	56,343
Preferred share dividends	—	(3,180)
Noncontrolling interests - preferred units in the OP	(165)	(165)
FFO allocable to other noncontrolling interests	(944)	(978)
Basic and diluted FFO allocable to share-based compensation awards	(213)	(216)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	51,537	51,804
Gain on sales of non-operating properties	—	(4,219)
Gain on interest rate derivatives	—	(453)
Demolition costs on redevelopment properties and nonrecurring improvements	39	222
Executive transition costs	163	699
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	14
Diluted FFO available to common share and common unit holders, as adjusted for comparability	51,738	48,067
Straight line rent adjustments and lease incentive amortization	(828)	433
Amortization of intangibles included in net operating income	356	359
Share-based compensation, net of amounts capitalized	1,485	1,249
Amortization of deferred financing costs	468	1,009
Amortization of net debt discounts, net of amounts capitalized	354	339
Accum. other comprehensive loss on derivatives amortized to expense	34	—
Replacement capital expenditures	(15,520)	(13,049)
Other diluted AFFO adjustments associated with real estate JVs	131	(60)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$38,218	$38,347
Diluted FFO per share	$0.49	$0.51
Diluted FFO per share, as adjusted for comparability	$0.50	$0.47
Dividends/distributions per common share/unit	$0.275	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2018	December 31, 2017
Balance Sheet Data
Properties, net of accumulated depreciation	$3,158,279	$3,141,105
Total assets	3,596,238	3,595,205
Debt, per balance sheet	1,854,886	1,828,333
Total liabilities	2,090,366	2,103,773
Redeemable noncontrolling interest	23,848	23,125
Equity	1,482,024	1,468,307
Net debt to adjusted book	41.2%	40.8%

Core Portfolio Data (as of period end) (1)
Number of operating properties	157	156
Total net rentable square feet owned (in thousands)	17,456	17,059
Occupancy %	91.1%	94.5%
Leased %	91.9%	95.1%

	For the Three Months Ended March 31,
	2018		2017
Payout ratios
Diluted FFO	56.0%		54.3%
Diluted FFO, as adjusted for comparability	55.8%		58.6%
Diluted AFFO	75.5%		73.4%
Adjusted EBITDA fixed charge coverage ratio	3.5	x	3.0	x
Net debt to in-place adjusted EBITDA ratio (2)	6.4	x	5.9	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.4	x	6.5	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	101,143		98,566
Weighted average common units	3,221		3,446
Denominator for diluted FFO per share and as adjusted for comparability	104,364		102,012

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$27,974	$27,219
Common unit distributions	879	936
Dividends and distributions for payout ratios	$28,853	$28,155

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$18,780	$22,740
Interest expense	18,784	18,994
Income tax expense	55	40
Real estate-related depreciation and amortization	33,512	33,059
Depreciation of furniture, fixtures and equipment	523	511
Gain on sales of operating properties	4	(19)
Adjustments from unconsolidated real estate JV	824	824
EBITDAre	72,482	76,149
Gain on sales of non-operating properties	—	(4,219)
Business development expenses	1,023	938
Demolition costs on redevelopment and nonrecurring improvements	39	222
Executive transition costs	163	699
Adjusted EBITDA	73,707	73,789
Proforma net operating income adjustment for property changes within period	—	(440)
In-place adjusted EBITDA	$73,707	$73,349

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,784	$18,994
Less: Amortization of deferred financing costs	(468)	(1,009)
Less: Amortization of net debt discounts, net of amounts capitalized	(354)	(339)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	—
Gain on interest rate derivatives	—	453
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	255	255
Scheduled principal amortization	1,052	1,008
Capitalized interest	1,374	1,531
Preferred share dividends	—	3,180
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$20,774	$24,238

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2018	2017
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$8,615	$4,740
Building improvements	1,921	3,230
Leasing costs	1,280	1,151
Net additions to tenant improvements and incentives	3,289	6,796
Excluded building improvements	415	(2,868)
Replacement capital expenditures	$15,520	$13,049

Same Properties cash NOI	$69,376	$70,466
Straight line rent adjustments and lease incentive amortization	(1,627)	76
Amortization of acquired above- and below-market rents	(300)	(303)
Amortization of below-market cost arrangements	(146)	(147)
Lease termination fees, gross	1,008	706
Tenant funded landlord assets and lease incentives	1,863	1,109
Cash NOI adjustments in unconsolidated real estate JV	67	92
Same Properties NOI	$70,241	$71,999

	March 31, 2018	December 31, 2017
Reconciliation of total assets to adjusted book
Total assets	$3,596,238	$3,595,205
Accumulated depreciation	813,457	786,193
Accumulated amortization of real estate intangibles and deferred leasing costs	197,520	193,151
COPT’s share of liabilities of unconsolidated real estate JV	30,100	29,908
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	3,752	3,189
Less: Disposed property included in assets held for sale	(42,226)	(42,226)
Less: Cash and cash equivalents	(8,888)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(295)	(371)
Adjusted book	$4,589,658	$4,552,788

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,898,115	$1,872,167
Less: Cash and cash equivalents	(8,888)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(295)	(371)
Net debt	$1,888,932	$1,859,535
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,897,732	$1,868,335